                                                                                                                                                         Exhibit 99.(17)(t)

• The Guardian VC Asset Allocation Fund	Annual Report To Contractowners

Jonathan C. Jankus CFA, Co-Portfolio Manager

Stewart Johnson, Co-Portfolio Manager

Objective:

Long term total investment return consistent with moderate investment risk

Portfolio:

Generally purchases shares of The Guardian VC 500 Index, The Guardian Stock, The Guardian Bond and/or The Guardian Cash Funds. Also invests in individual securities and uses futures to manage allocations among the equity, debt and money market asset classes.

Inception Date:

September 15, 1999

Net Assets at December 31, 2005:

$46,288,851

An Update from Fund Management

For the year ended December 31, 2005, the Fund’s total return was 4.36%. This return exceeds the 4.00% return experienced by its not-quite-passive composite benchmark (60% of the S&P 500 Index and 40% of the Lehman Aggregate Bond Index rebalanced monthly without expenses or trading costs). For the period from Fund inception on September 15, 1999 and ending December 31, 2005, the Fund’s average annual total return has been 2.93% compared to 3.35% for the benchmark.

Stock market returns were positive for a third straight year, with the S&P 500 Index earning a modest total return of 4.91% for 2005. That said, the market’s returns for 2001 and 2002 were so poor that the cumulative return on the S&P 500 Index, including dividends, for the five-year period ended December 31, 2005 has only been a modest 0.54% average per year. Over this period, the market has had to deal with volatility due to corporate malfeasance, a mixed economy, the continuing threat of terrorist attacks, a war and record-setting natural disasters.

The Fund’s performance was positively impacted by a correctly aggressive stance on the market. After the declines of 2000, 2001 and the first half of 2002, our models viewed the market as being extremely “cheap” relative to fixed income alternatives. In addition, the turnaround in the economy led to a pronounced rebound in corporate profitability.

Our investing was guided by our quantitative model which, as of year-end, has us invested fully 91% in stocks, 0% in bonds and 9% in cash. This compares to our “neutral” position of 60% stocks and 40% bonds.

We believe most signs indicate continuing economic growth which we hope will continue to feed a rebound in corporate profits. A risk on the horizon is the extent to which interest rates will rise in the near term, especially given such exogenous factors as a weak dollar and expensive oil. “Real” interest rates (interest rates after subtracting expected inflation), however, remain low. On balance, we remain optimistic, although a bit more cautiously so.

The views expressed above are those of the Fund’s portfolio manager(s) as of December 31, 2005 and are subject to change without notice. They do not necessarily represent the views of Guardian Investor Services LLC. The views expressed herein are based on current market conditions and are not intended to predict or guarantee the future performance of any Fund, any individual security, any market or market segment. The composition of each Fund’s portfolio is subject to change. No recommendation is made with respect to any security discussed herein.

About information in this report:

•       It is important to consider the Fund’s investment objectives, risks, fees and expenses before investing. All funds involve some risk, including possible loss of the principal amount invested.

•       The composite benchmark total return data is comprised of 60% of the S&P 500 Index and 40% of the Lehman Brothers Aggregate Bond Index to reflect a 60/40 neutral weighting of the Fund. The S&P 500 Index is generally considered to be representative of U.S. stock market activity. The Lehman Brothers Aggregate Bond Index is generally considered to be representative of U.S. bond market activity. Index returns are provided for comparative purposes. Please note that the indices are unmanaged and not available for direct investment and their returns do not reflect the fees and expenses that have been deducted from the Fund.

Portfolio Composition by Asset Class  (As of 12/31/2005 and 6/30/2005)

Average Annual Total Returns  (For periods ended 12/31/2005)

	1 Yr	5 Yrs	10 Yrs	Since Inception 9/15/1999
The Guardian VC Asset Allocation Fund	4.36%	1.39%	—	2.93%
Custom Index: 60% S&P 500 Index and 40% Lehman Brothers Aggregate Bond Index	4.00%	2.99%	—	3.35%

All performance data quoted is historical and the results represent past performance and neither guarantee nor predict future investment results. To obtain performance data current to the most recent month (available within 7 business days of the most recent month end), please call us at (800) 221-3253 or visit our website at www.guardianinvestor.com. Current performance may be higher or lower than the performance quoted here. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost.

Total return figures are historical and assume the reinvestment of dividends and distributions and the deduction of all Fund expenses. The actual total returns for owners of variable annuity contracts or variable life insurance policies that provide for investment in the Fund will be lower to reflect separate account and contract/policy charges. The return figures shown do not reflect the deduction of taxes that a contractowner may pay on distributions or redemption of units.

Growth of a Hypothetical $10,000 Investment

To give you a comparison, the chart below shows the performance of a hypothetical $10,000 investment made in the Fund and the Lehman Brothers Aggregate Bond Index and the S&P Index. Index returns do not include the fees and expenses of the Fund, but do include the reinvestment of dividends.

Fund Expenses

By investing in the Fund, you incur two types of costs: (1) transaction costs, including, as applicable, sales charges on purchase payments, reinvested dividends, or other distributions; redemption fees and exchange fees; and (2) ongoing costs, including, as applicable, management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other underlying funds.

The example is based on an investment of $1,000 invested on July 1, 2005 and held for six months ended December 31, 2005.

Actual Expenses

The first line in the table provides information about actual account values and actual expenses. You may use the information in this row, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line in the table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if transactional costs were included, your costs would have been higher.

	Beginning Account Value July 1, 2005	Ending Account Value December 31, 2005	Expenses Paid During Period*	Annualized Expense Ratio
Actual	$1,000.00	$1,049.80	$1.96	0.38%
Hypothetical (5% return before expenses)	$1,000.00	$1,023.29	$1.94	0.38%

*                    Expenses are equal to the Fund’s annualized expense ratio multiplied by the average account value over the period, multiplied by 184/365 (to reflect the Fund’s most recent fiscal half-year).

Schedule of Investments

December 31, 2005

Shares		Value
Mutual Fund — 67.7%
Equity — 67.7%
3,433,665	The Guardian VC 500 Index Fund* (1) (Cost $31,108,219)	$31,315,025

Principal Amount		Value
U.S. Government Security — 1.9%
$900,000	U.S. Treasury Bill 3.745% due 1/19/2006 (2) (Cost $898,315)	$898,315

Repurchase Agreements — 30.6%
$7,000,000	Lehman Brothers repurchase agreement, dated 12/30/2005, maturity value of $7,003,111 at 4.00%, due 1/3/2006 (3)	$7,000,000
7,152,000	State Street Bank and Trust Co. repurchase agreement, dated 12/30/2005, maturity value of $7,155,274 at 4.12%, due 1/3/2006 (4)	7,152,000

	Total Repurchase Agreements (Cost $14,152,000)	14,152,000

Total Investments — 100.2% (Cost $46,158,534)		46,365,340
Liabilities in Excess of Cash, Receivables and Other Assets — (0.2)%		(76,489)

Net Assets — 100%		$46,288,851

*  The Guardian VC 500 Index Fund financial statements and financial highlights are included herein.

(1)             Affiliated issuer, as defined under the Investment Company Act of 1940, which includes issuers in which the Fund held 5% or more of the outstanding voting securities.

(2)             The U.S. Treasury Bill is segregated as collateral to cover margin requirements on open futures contracts.

(3)             The repurchase agreement is fully collateralized by $7,035,000 in U.S. Government Agency, 4.625%, due 1/15/2008, with a value of $7,028,673.

(4)             The repurchase agreement is fully collateralized by $7,260,000 in U.S. Government Agency, 5.50%, due 11/16/2015, with a value of $7,296,300.

Contracts	Description	Expiration	Unrealized Depreciation
Purchased Futures Contracts
34	S&P 500 Index	3/2006	$(95,796)

See notes to financial statements.

Statement of Assets and Liabilities

December 31, 2005

ASSETS
Unaffiliated issuer, at identified cost*	$15,050,315
Affiliated issuer, at identified cost	31,108,219
Total Cost	$46,158,534
Unaffiliated issuer, at market	$898,315
Affiliated issuer, at value	31,315,025
Repurchase agreements	14,152,000
Total Investments	46,365,340
Cash	928
Interest receivable	3,193
Other assets	1,257
Total Assets	46,370,718

LIABILITIES
Payable for variation margin	45,050
Accrued expenses	27,974
Payable for fund shares redeemed	2,364
Due to GIS	6,479
Total Liabilities	81,867
Net Assets	$46,288,851

COMPONENTS OF NET ASSETS
Capital stock, at par	$4,880
Additional paid-in capital	48,528,750
Undistributed net investment income	687,813
Accumulated net realized loss on investments and futures contracts	(3,043,602)
Net unrealized appreciation of investments and futures contracts	111,010

Net Assets	$46,288,851

Shares Outstanding — $0.001 Par Value	4,879,878

Net Asset Value Per Share	$9.49

*                    Includes repurchase agreements.

Statement of Operations

Year Ended
December 31, 2005

INVESTMENT INCOME
Interest	$571,395
Dividends (Received from affiliated issuer)	475,851
Total Income	1,047,246

Expenses:
Investment advisory fees — Note B	245,512
Custodian fees	34,323
Printing expense	23,420
Audit fees	23,153
Director’s fees — Note B	5,501
Other	7,527
Total Expenses before reimbursement	339,436
Less: Expenses assumed by investment adviser (1)	(152,481)
Net Expenses	186,955
Net Investment Income	860,291

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS — NOTE C
Net realized gain on futures	515,801
Net realized gain on sale of affiliated underlying fund	205,314
Net change in unrealized depreciation of investments — Note C	710,168
Net change in unrealized appreciation of futures contracts	(641,806)
Net Realized and Unrealized Gain on Investments	789,477
NET INCREASE IN NET ASSETS FROM OPERATIONS	$1,649,768

(1)             The Fund does not impose any advisory fees for the portion of the Fund’s assets invested in other Guardian Funds.

See notes to financial statements.

Statements of Changes in Net Assets

	Year Ended December 31,
	2005	2004
INCREASE/(DECREASE) IN NET ASSETS
From Operations:
Net investment income	$860,291	$790,876
Net realized gain on investments and futures contracts	721,115	1,988,669
Net change in unrealized appreciation/(depreciation) of investments	68,362	2,438,336
Net Increase in Net Assets Resulting from Operations	1,649,768	5,217,881
Dividends to Shareholders from:
Net investment income	(329,786)	(639,481)
From Capital Share Transactions:
Net increase/(decrease) in net assets from capital share transactions — Note G	(10,958,548)	2,368,946
Net Increase/(Decrease) in Net Assets	(9,638,566)	6,947,346

NET ASSETS:
Beginning of year	55,927,417	48,980,071
End of year*	$46,288,851	$55,927,417

* Includes undistributed net investment income of:	$687,813	$157,308

See notes to financial statements.

Financial Highlights

Selected data for a share of capital stock outstanding throughout the years indicated:

	Year Ended December 31,
	2005		2004		2003		2002		2001
Net asset value, beginning of year	$9.16		$8.40		$6.78		$8.62		$9.83
Income from investment operations:
Net investment income	0.19		0.13		0.10		0.14		0.24
Net realized and unrealized gain/(loss) on investments	0.21		0.74		1.76		(1.83)		(1.12)
Net increase/(decrease) from investment operations	0.40		0.87		1.86		(1.69)		(0.88)
Dividends and distributions to shareholders from:
Net investment income	(0.07)		(0.11)		(0.24)		(0.15)		(0.10)
Net realized gain on investments	—		—		—		—		(0.23)
Total dividends and distributions	(0.07)		(0.11)		(0.24)		(0.15)		(0.33)
Net asset value, end of year	$9.49		$9.16		$8.40		$6.78		$8.62
Total return*	4.36%		10.31%		27.70%		(19.88)%		(9.03)%
Ratios/supplemental data:
Net assets, end of year (000’s omitted)	$46,289		$55,927		$48,980		$34,572		$44,768
Ratio of expenses to average net assets	0.38	%(a)	0.31	%(a)	0.29	%(a)	0.31	%(a)	0.39	%(a)
Gross expense ratio	0.51	%(b)	0.53	%(b)	0.54	%(b)	0.56	%(b)	0.56	%(b)
Ratio of net investment income to average net assets	1.75%		1.52%		1.51%		1.89%		2.87%
Portfolio turnover rate	2%		0%		0%		0%		29%

*                    Total returns do not reflect the effects of charges deducted pursuant to the terms of GIAC’s variable contracts.  Inclusion of such charges would reduce the total returns for all periods shown.

(a)             Amounts do not include expenses of the underlying funds.

(b)            Amounts include expenses of the underlying funds.

See notes to financial statements.

Notes to Financial Statements

December 31, 2005

Note A.       Organization and Accounting Policies

The Guardian VC Asset Allocation Fund (the Fund or GVCAAF) is a series of The Guardian Variable Contract Funds, Inc. (GVCF). GVCF is incorporated in the state of Maryland and is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act). The financial statements for the other remaining series of GVCF are presented in separate reports.

Shares of GVCAAF are only sold to certain separate accounts of The Guardian Insurance & Annuity Company, Inc. (GIAC). GIAC is a wholly-owned subsidiary of The Guardian Life Insurance Company of America.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income, gains (losses) and expenses during the reporting period. Actual results could differ from those estimates.

Significant accounting policies of the Fund are as follows:

Investments

Securities listed on national securities exchanges are valued at the last sale price on such exchanges, or if no sale occurred, at the mean of the closing bid and asked prices. Securities that are traded on the NASDAQ National Securities Market are valued at the NASDAQ Official Closing Price. Investments in an underlying fund are valued at the closing net asset value of each underlying fund on the day of valuation.

Pursuant to valuation procedures approved by the Board of Directors, certain debt securities may be valued each business day by an independent pricing service (Service). Debt securities for which quoted bid prices are readily available and representative of the bid side of the market, in the judgment of the Service, are valued at the bid price. Other debt securities that are valued by the Service are carried at fair value as determined by the Service, based on methods which include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions.

Other securities, including securities for which market quotations are not readily available (such as certain mortgage-backed securities, restricted securities, illiquid securities and foreign securities subject to a “significant event”) are valued at fair value as determined in good faith by or under the direction of GVCF’s Board of Directors. A “significant event” is an event that will affect the value of a portfolio security that occurs after the close of trading in the security’s primary trading market or exchange but before the Fund’s NAV is calculated.

Investing outside of the U.S. may involve certain considerations and risks not typically associated with domestic investments, including the possibility of political and economic unrest and different levels of governmental supervision and regulation of foreign securities markets.

Futures contracts are valued at the settlement prices established by the boards of trade or exchanges on which they are traded.

Repurchase agreements are carried at cost which approximates market value (see Note D). Short-term debt securities with maturities of 60 days or less are valued on an amortized cost basis which approximates market value.

Investment transactions are recorded on the date of purchase or sale. Security gains or losses are determined on an identified cost basis. Interest income, including amortization/accretion of premium/discount, is accrued daily. Dividend income is recorded on the ex-dividend date.

Forward Foreign Currency Contracts

GVCAAF may enter into forward foreign currency contracts in connection with planned purchases or sales of securities, or to hedge against changes in currency exchange rates affecting the values of its investments that are denominated in a particular currency. A forward foreign currency contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward exchange rate. Risks may arise from the potential inability of a counterparty to meet the terms of a contract and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. Fluctuations in the value of forward foreign currency contracts are recorded for book purposes as unrealized gains or losses from translation of other assets and liabilities denominated in foreign currencies by GVCAAF. When forward contracts are closed, GVCAAF will record realized gains or losses equal to the difference between the values of such forward contracts at the time each was opened and the values at the time each was closed. Such amounts are recorded in net realized gains or losses on foreign currency related transactions. GVCAAF will not enter into a forward foreign currency contract if such contract would obligate it to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency.

Futures Contracts

GVCAAF may enter into financial futures contracts for the delayed delivery of securities, currency or contracts based on financial indices at a fixed price on a future date. In entering into such contracts, GVCAAF is required to deposit either in cash or securities an amount equal to a certain percentage of the contract amount. Subsequent payments are made or received by GVCAAF each day, depending on the daily fluctuations in the value of the underlying security, and are recorded for financial statement purposes as variation margins by GVCAAF. The daily changes in the variation margin are recognized as unrealized gains or losses by GVCAAF. GVCAAF’s investments in financial futures contracts are designed to hedge against anticipated future changes in interest or exchange rates or securities prices. In addition, GVCAAF may enter into financial futures contracts for non-hedging purposes. Should interest or exchange rates, securities prices or prices of futures contracts move unexpectedly, GVCAAF may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. GVCAAF’s portfolio holdings correspond to the custodian bank’s records and reflect accounting treatment for the futures contracts in the portfolio.

Dividend Distributions

Dividends from net investment income are declared and paid semi-annually for GVCAAF. Net realized short-term and long-term capital gains for GVCAAF will be distributed at least annually. All such dividends and distributions are credited in the form of additional shares of GVCAAF at the net asset value on the ex-dividend date.

All dividends and distributions are recorded on the ex-dividend date. Such distributions are determined in conformity with federal income tax regulations. Differences between the recognition of income on an income tax basis and recognition of income based on GAAP may cause temporary overdistributions of net realized gains and net investment income on a GAAP basis.

The tax character of dividends paid to shareholders during the years ended December 31, 2005 and 2004 were as follows:

Ordinary Income
2005	$329,786
2004	639,481

As of December 31, 2005, the components of accumulated losses on a tax basis were as follows:

Undistributed Ordinary Income	Capital Loss Carryforward	Unrealized Depreciation
$ 687,813	$(3,139,398)	$206,806

Taxes

GVCAAF has qualified and intends to remain qualified to be taxed as a “regulated investment company” under the provisions of the U.S. Internal Revenue Code (Code), and as such will not be subject to federal income tax on taxable income (including any realized capital gains) which is distributed in accordance with the provisions of the Code. Therefore, no federal income tax provision is required.

As of December 31, 2005, for federal income tax purposes, the Fund had a capital loss carryforward as follows:

Capital Loss Carryforward	Expiration Date
$ (3,139,398)	2010

Reclassification of Capital Accounts

The treatment for financial statement purposes of distributions made during the year from net investment income and net realized gains may differ from their ultimate treatment for federal income tax purposes. These differences primarily are caused by differences in the timing of the recognition of certain components of income or capital gains, and the recharacterization of foreign exchange gains or losses to either ordinary income or realized capital gains for federal income tax purposes. Where such differences are permanent in nature, they are reclassified in the components of net assets based on their ultimate characterization for federal income tax purposes. Any such reclassifications would have no effect on net assets, results of operations, or net asset value per share of the Fund.

Note B.       Investment Advisory Agreements and Payments to or from Related Parties

The Fund has an investment advisory agreement with Guardian Investor Services LLC (GIS), a wholly-owned subsidiary of GIAC. Fees for investment advisory are at an annual rate of 0.50% of the average daily net assets of the Fund. There are no duplicative advisory fees charged to GVCAAF on assets invested in other Guardian Funds. Under an SEC exemptive order, advisory fees are paid at the underlying Fund level.

The Guardian Fund Complex pays directors who are not “interested persons” (as defined in the 1940 Act) fees consisting of a $5,000 per meeting fee and an annual retainer of $30,500, allocated among all funds in the Guardian Fund Complex based on their relative average daily net assets. Board committee members also receive a fee of $2,000 per committee meeting, which also is allocated among all funds in the Guardian Fund Complex based on their relative average daily net assets. Additional compensation is paid to the Chairmen of the Nominating and Governance Committee and the Audit Committee, respectively. GIS pays compensation to certain directors who are interested persons. Certain officers and directors of the Fund are affiliated with GIS.

Note C.       Investment Transactions

Purchases and proceeds from sales of securities (excluding short-term securities) amounted to $475,851 and $5,723,798, respectively, during the year ended December 31, 2005.

The gross unrealized appreciation and depreciation of investments, on a tax basis, excluding futures at December 31, 2005 aggregated $206,806 and $0, respectively, resulting in net unrealized appreciation of $206,806. The cost of investments owned at December 31, 2005 for federal income tax purposes was $46,158,534.

Note D.       Repurchase Agreements

The collateral for repurchase agreements is either cash or fully negotiable U.S. government securities. Repurchase agreements are fully collateralized (including the interest earned thereon) and such collateral is marked-to-market daily while the agreements remain in force. If the value of the collateral falls below the value of the repurchase price plus accrued interest, GVCAAF will require the seller to deposit additional collateral by the next business day. If the request for additional collateral is not met, or the seller defaults, GVCAAF maintains the right to sell the collateral and may claim any resulting loss against the seller.

Note E.       Reverse Repurchase Agreements

GVCAAF may enter into reverse repurchase agreements with banks or third party broker-dealers to borrow short-term funds. Interest on the value of reverse repurchase agreements issued and outstanding is based upon competitive market rates at the time of issuance. At the time GVCAAF enters into a reverse repurchase agreement, GVCAAF establishes and segregates cash, U.S. government securities or liquid, unencumbered securities that are marked-to-market daily. The value of such segregated assets must be at least equal to the value of the repurchase obligation (principal plus accrued interest), as applicable. Reverse repurchase agreements involve the risk that the buyer of the securities sold by GVCAAF may be unable to deliver the securities when GVCAAF seeks to repurchase them.

Note F.       Dollar Roll Transactions

GVCAAF may enter into dollar rolls (principally using TBA’s) in which GVCAAF sells mortgage securities for delivery in the current month and simultaneously contracts to repurchase similar securities at an agreed-upon price on a fixed date. The securities repurchased will bear the same interest as those sold, but generally will be collateralized at the time of delivery by different pools of mortgages with different prepayment histories than those securities sold. During the period between the sale and repurchase, the Fund will not be entitled to receive interest and principal payments on the securities sold. Dollar roll transactions involve the risk that the buyer of the securities sold by GVCAAF may be unable to deliver the securities when GVCAAF seeks to repurchase them. GVCAAF is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”), as well as by the interest earned on the cash proceeds of the initial sale. Dollar rolls may increase fluctuations in GVCAAF’s net asset value and may be viewed as a form of leverage.

 Note G.      Transactions in Capital Stock

There are 100,000,000 shares of $0.001 par value capital stock authorized for GVCAAF. Transactions in capital stock were as follows:

	Year Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	Shares		Amount
Shares sold	494,217	781,840	$4,531,165	$6,691,370
Shares issued in reinvestment of dividends	36,161	69,738	329,786	639,481
Shares repurchased	(1,752,890)	(577,089)	(15,819,499)	(4,961,905)
Net increase/(decrease)	(1,222,512)	274,489	$(10,958,548)	$2,368,946

Note H.       Line of Credit

A $100,000,000 line of credit available to GVCAAF and other related Guardian Funds has been established with State Street Bank and Trust Company and Bank of Montreal. The rate of interest charged on any borrowing is based upon the prevailing Federal Funds rate at the time of the loan plus 0.50% calculated on a 360 day basis per annum. For the year ended December 31, 2005, none of the funds borrowed against this line of credit.

The funds are obligated to pay State Street Bank and Trust Company and Bank of Montreal a commitment fee computed at a rate of 0.08% per annum on the average daily unused portion of the revolving credit.

Note I.        Investments in Affiliates(1)

A summary of GVCAAF’s transactions in affiliated issuers during the year ended December 31, 2005 is set forth below:

Name of Issuer	Balance of Shares Held December 31, 2004	Gross Purchases and Additions	Gross Sales and Reductions	Balance of Shares Held December 31, 2005	Value December 31, 2005	Dividends Included in Dividend Income	Net Realized Gains from Underlying Funds	Net Realized Gain/(Loss) on Sales
Non-Controlled Affiliates
The Guardian VC 500 Index Fund	3,380,940	52,725	—	3,433,665	$31,315,025	$475,851	$—	$—
The Guardian Bond Fund, Inc.	470,055	—	470,055	—	—	—	—	205,314

(1)           Affiliated issuers, as defined in the 1940 Act, include issuers in which the Fund held 5% or more of the outstanding voting securities.

Note J.       Management Information (Unaudited)

The directors and officers of GVCAAF are named below. Information about their principal occupations during the past five years and certain other affiliations is also provided. The business address of each director and officer is 7 Hanover Square, New York, New York 10004, unless otherwise noted. The “Guardian Fund Complex” referred to in this biographical information is composed of (1) The Park Avenue Portfolio (a series fund that issues its shares in thirteen series), (2) The Guardian Variable Contract Funds, Inc. (a series fund that issues its shares in seven series), (3) The Guardian Bond Fund, Inc., (4) The Guardian Cash Fund, Inc. and (5) GIAC Funds, Inc. (a series fund that issues its shares in three series).

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships
Interested Directors*
Arthur V. Ferrara (1930)	Director	Since 1987	Retired. Director and former Chairman of the Board and Chief Executive Officer, The Guardian Life Insurance Company of America. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director of various mutual funds sponsored by Gabelli Asset Management.

*  “Interested” Director means one who is an “interested person” under the Investment Company Act of 1940 by virtue of a current or past position with Guardian Life, the indirect parent company of GIS, the investment adviser of certain Funds in the Guardian Fund Complex.

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships
Leo R. Futia (1919)	Director	Since 1982	Retired. Director and former Chairman of the Board and Chief Executive Officer, The Guardian Life Insurance Company of America. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	None.
Dennis J. Manning 81 Graenest Ridge Road Wilton, Connecticut 06897 (1947)	Director	Since 2003	President and Chief Executive Officer, The Guardian Life Insurance Company of America since 1/03; President and Chief Operating Officer, 1/02 to 12/02; Executive Vice President and Chief Operating Officer, 1/01 to 12/01; Executive Vice President, Individual Markets and Group Pensions, 1/99 to 12/00. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25

Director of The Guardian Life Insurance Company of America and The Guardian Insurance & Annuity Company, Inc. Manager, Guardian Investor Services LLC and Park Avenue Securities LLC. Director of various Guardian Life subsidiaries.

Disinterested Directors

Kathleen C. Cuocolo (1952)	Director	Since 11/16/05	Principal, Cuocolo Associates (corporate governance and operations consulting firm), 2003 to present; Executive Vice President, State Street Corporation, prior thereto. Employed by State Street Corporation in various capacities since 1982. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25

Chairman, Board of Directors, Select Sector S&P Depository Receipts Series Trust (9 exchange traded funds), 1999 to present; Director, World Markets PLC (global performance and analytics company), 2002 to present; Director, The China Fund, Inc., 2001 to 2003; Board of Advisors, Venturi Aeration, Inc. (water remediation services), 2001 to present; Board of Advisors, Inter- Unity Group (systems optimization consulting firm), 2003 to present.

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships
Frank J. Fabozzi, Ph.D. (1948)	Director	Since 1992	Adjunct Professor of Finance, School of Management — Yale University, 2/94 to present; Editor, Journal of Portfolio Management. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director (Trustee) of various closed-end investment companies sponsored by BlackRock Financial Management. Director of BlackRock Funds (47 funds).

William N. Goetzmann, Ph.D. (1956)	Director	Since 11/16/05	Edwin J. Beinecke Professor of Finance and Management Studies, Yale School of Management, 7/94 to present; Director, International Center for Finance, Yale School of Management, 7/99 to present; Visiting professor, Harvard Business School, 7/05 to present. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Member of the Board of Directors of the Commonfund.

Anne M. Goggin, Esq. (1948)	Director	Since 2004	Attorney at law in private practice since 8/04; Partner, Edwards and Angell, LLP, 4/04 to 8/04; Chief Counsel, Metropolitan Life Insurance Company, 6/00 to 12/03; Senior Vice President and General Counsel, New England Life Insurance Company, 6/00 to 12/03; Chairman, President and Chief Executive Officer, MetLife Advisors LLC, 6/99 to 12/03; Chairman of the Board, Metropolitan Series Fund, 1/02 to 12/03; Chairman of the Board, New England Zenith Fund, 6/99 to 12/03. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	None.

William W. Hewitt, Jr. (1928)	Director	Since 1989	Retired. Former Executive Vice President, Shearson Lehman Brothers, Inc. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	None.

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships
Sidney I. Lirtzman, Ph.D. 200 East 57th Street #10H New York, New York 10022 (1930)	Director	Since 1987	Emanuel Saxe Emeritus Professor of Management, Zicklin School of Business, Baruch College, City University of New York since 11/04; Emanuel Saxe Professor of Management 9/96 to 10/04; Dean from 10/95 to 9/02; Interim President 9/99 to 9/00. President, Fairfield Consulting Associates, Inc. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director, since 6/01 Youthstream, Inc. Member, Advisory Board of Directors, New York City Independent Budget Office 5/98 to 5/01.

Steven J. Paggioli (1950)	Director	Since 11/16/05	Independent consultant on investment company matters since 7/01; Executive Vice President, Director and Principal of The Wadsworth Group (administration, consulting and executive search firm) prior thereto. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25

Trustee and Audit Committee Member, Managers Funds and Managers AMG Funds (36 portfolios), 6/90 to present; Trustee, Professionally Managed Portfolios (20 portfolios), 5/91 to present; Advisory Board Member, Sustainable Growth Advisers, L.P., 10/02 to present.

Robert G. Smith, Ph.D. 132 East 72nd Street, Apt. #1 New York, New York 10021 (1932)	Director	Since 1982	Chairman and Chief Executive Officer, Smith Affiliated Capital Corp. since 4/82. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25

Governor appointments as Director of New York Health Care Reform Act Charitable Organization and Nassau County Interim Finance Authority. Senior private member of the New York State Financial Control Board for New York City. Senior Director for the New York State Comptroller’s Investment Advisory Committee for State Pension Funds (Commonfund).

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex for which Officer Serves
Officers

Joseph A. Caruso (1952)	Senior Vice President and Secretary	Since 1992

Director, The Guardian Life Insurance Company of America since 1/05; Senior Vice President and Corporate Secretary, The Guardian Life Insurance Company of America since 1/01; Vice President and Corporate Secretary prior thereto. Director, Senior Vice President and Secretary, The Guardian Insurance & Annuity Company, Inc. Manager, Senior Vice President and Corporate Secretary, Guardian Investor Services LLC. Director, Senior Vice President and Secretary, Park Avenue Life Insurance Company; Manager, Park Avenue Securities LLC; Senior Vice President and Secretary of Guardian Baillie Gifford Limited, and all of the mutual funds within the Guardian Fund Complex. Director and Officer of various Guardian Life subsidiaries.

				25

Richard A. Cumiskey (1960)	Chief Compliance Officer	Since 2002	Second Vice President, Equity Administration and Oversight, The Guardian Life Insurance Company of America since 1/01; Assistant Vice President, Equity Administration and Oversight prior thereto. Senior Vice President and Chief Compliance Officer of The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC since 4/04; Second Vice President and Compliance Officer prior thereto. Chief Compliance Officer of all of the mutual funds within the Guardian Fund Complex.	25

Manind V. Govil (1969)	Managing Director	Since 2005	Managing Director and Head of Equity Investments at The Guardian Life Insurance Company of America since 8/05; Lead Portfolio Manager — Large Cap Blend/Core Equity, Co-Head of Equities and Head of Equity Research at Mercantile Capital Advisers since 2001; Lead Portfolio Manager — Core Equity at Mercantile Capital Advisers prior thereto. Officer of various mutual funds within the Guardian Fund Complex.	23

Jonathan C. Jankus (1947)	Managing Director	Since 1999	Managing Director, The Guardian Life Insurance Company of America. Officer of various mutual funds within the Guardian Fund Complex.	20

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex for which Officer Serves
Stewart M. Johnson (1952)	Senior Director	Since 2002	Senior Director, The Guardian Life Insurance Company of America since 1/02. Second Vice President from 12/00 to 1/02; Assistant Vice President prior thereto. Officer of various mutual funds within the Guardian Fund Complex.	20

Nydia Morrison (1958)	Controller	Since 2003	Director, Mutual Fund Reporting, The Guardian Life Insurance Company of America since 5/04; Manager prior thereto. Officer of all of the mutual funds within the Guardian Fund Complex.	25

Frank L. Pepe (1942)	Vice President and Treasurer	Since 1995	Vice President and Equity Controller, The Guardian Life Insurance Company of America. Senior Vice President and Controller, The Guardian Insurance & Annuity Company, Inc. since 4/04; Vice President and Controller prior thereto. Senior Vice President and Controller, Guardian Investor Services LLC. Vice President and Treasurer of all of the mutual funds within the Guardian Fund Complex.	25

Richard T. Potter, Jr. (1954)	Vice President and Counsel	Since 1992	Vice President and Equity Counsel, The Guardian Life Insurance Company of America. Senior Vice President and Counsel, The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC since 4/04; Vice President and Counsel prior thereto. Vice President and Counsel of Park Avenue Securities LLC and all of the mutual funds within the Guardian Fund Complex.	25

Robert A. Reale (1960)	Managing Director	Since 2001	Managing Director, The Guardian Life Insurance Company of America, The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC since 3/01; Second Vice President 10/99 to 2/01. Assistant Vice President, Metropolitan Life prior thereto. Officer of all of the mutual funds within the Guardian Fund Complex.	25

Thomas G. Sorell (1955)	President	Since 2003	Executive Vice President and Chief Investment Officer, The Guardian Life Insurance Company of America since 1/03; Senior Managing Director, Fixed Income Securities since 3/00; Vice President, Fixed Income Securities prior thereto. Managing Director, Investments: Park Avenue Life Insurance Company. President of all of the mutual funds within the Guardian Fund Complex.	25

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex for which Officer Serves
Donald P. Sullivan, Jr. (1954)	Vice President	Since 1995	Vice President, Equity Administration, The Guardian Life Insurance Company of America. Vice President, The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC. Officer of all of the mutual funds within the Guardian Fund Complex.	25

The Statement of Additional Information includes additional information about fund directors and is available upon request, without charge, by calling 1-800-221-3253 or by writing to Guardian Investor Services LLC at 7 Hanover Square, New York, New York 10004.

†  There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

The Guardian VC Asset Allocation Fund

Report of Ernst & Young LLP,
Independent Registered Public Accounting Firm

Board of Directors of The Guardian Variable Contract Funds, Inc. and Shareholders of The Guardian VC Asset Allocation Fund (the Fund)

We have audited the accompanying statement of assets and liabilities of The Guardian VC Asset Allocation Fund (one of the series constituting The Guardian Variable Contract Funds, Inc.), including the schedule of investments, as of December 31, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2005, by correspondence with the custodian, the transfer agent and broker. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Guardian VC Asset Allocation Fund, a series of The Guardian Variable Contract Funds, Inc., at December 31, 2005, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

Boston, Massachusetts
February 8, 2006

Board Approval of Investment Management Agreements (Unaudited)

The Boards of Directors of The Guardian Variable Contract Funds, Inc. (“GVCF”), GIAC Funds, Inc. (“GIAC”), The Guardian Bond Fund, Inc. (“GBF” and a “Fund”) and The Guardian Cash Fund, Inc. (“GCF” and a “Fund”) (together, the series of GVCF and GIAC, and GBF and GCF are referred to as the “Funds,”) approved the renewal of the management agreement for each Fund and, as applicable, the subadvisory agreement for each Fund on November 17, 2005. As a part of the renewal process, the Boards of Directors of GVCF, GIAC, GBF and GCF met independently of Fund management and of the interested Board Members to consider the renewal of: (1) the management agreement (“Management Agreement”) between each of the Funds and Guardian Investor Services LLC (“GIS”) or as applicable, Guardian Baillie Gifford Limited (“GBG” and together with GIS, each referred to as a “Manager”); (2) as applicable, the subadvisory agreements (each a “Subadvisory Agreement”) between GBG and Baillie Gifford Overseas Limited (“BGO”) and the subadvisory agreements between GIS and UBS Global Asset Management (Americas) Inc. (“UBS” and together with BGO, each referred to as a “Subadvisor”). (The Management Agreements and the Subadvisory Agreements are together referred to as the “Advisory Agreements.”) As part of the review process, the Independent Directors were represented by independent legal counsel. The Independent Directors reviewed comprehensive materials received from the Managers, Subadvisors and independent counsel in connection with contract review. The Independent Directors noted that each Board also received regular information throughout the year regarding performance and operating results of each Fund and that in evaluating the Advisory Agreements, they were taking into account their accumulated experience as Board members in working with the Managers on matters relating to the Funds.

In preparation for the review process, the Independent Directors met with independent legal counsel and discussed the type and nature of information to be provided and sent a formal request for information to Fund management. The Managers and Subadvisors provided extensive information to all Board members in response to the request. Among other information, the Independent Directors reviewed materials to assess the services provided by each Manager and Subadvisor, and, as applicable, information comparing the performance, advisory fees and expense ratios of each Fund to other mutual funds, information about the profitability from the Advisory Agreements to the Managers and to the Subadvisors, information about economies of scale and information about the other benefits to the Managers and Subadvisors and their affiliates resulting from their relationship with the Funds (“fall-out benefits”). The Independent Directors reviewed comparative performance and management fee and expense ratios of peer groups of funds selected by Morningstar, Inc. (“Morningstar”). The Independent Directors also received a memorandum from independent legal counsel advising them of their duties and responsibilities in connection with the review of the Advisory Agreements. In preparation for the November 17th meeting, the Independent Directors met on November 3, 2005, to review and discuss with independent legal counsel the information provided by Morningstar.

Based upon their review, the Independent Directors concluded that it was in the best interest of each Fund to renew each relevant Advisory Agreement and, accordingly, recommended to the full Board of each Fund the renewal of each applicable Advisory Agreement. In reaching this conclusion for each Fund, the Independent Directors did not identify any single factor or group of factors as all important or controlling and considered all factors together.

Management Agreements

Nature, Quality and Extent of Services. In reviewing the nature, quality and extent of services provided by the Managers, the Independent Directors considered the services provided by each Manager under the Management Agreements, including administrative services. The Independent Directors considered the experience and skills of senior management responsible for fund operations, the experience and skills of the personnel performing the functions under each Management Agreement and the resources made available to such personnel, the ability of the Managers to attract and retain high-quality personnel, and the organizational depth of the Managers. The Independent Directors concluded that appropriate resources were provided under each Management Agreement. The Independent Directors also considered the delegation of day-to-day portfolio management responsibility to UBS with respect to the Guardian UBS VC Large Cap Value Fund and the Guardian UBS VC Small Cap Value Fund and to BGO with respect to the Baillie Gifford International Growth Fund and the Baillie Gifford Emerging Markets Fund and the Managers’ ability to supervise the activities of the Subadvisors. The Independent Directors concluded each Manager’s supervisory program was satisfactory. The Independent Directors also considered the compliance program established by the Managers and the level of compliance attained by the Managers. Further, the Independent Directors considered that each Manager has had a long-term relationship with the Funds and has demonstrated its past and future commitment to support the Funds. The Independent Directors concluded that a long-term relationship with a capable, conscientious adviser was in the best interest of each Fund. Based upon all relevant factors, the Independent Directors concluded that the nature, quality and extent of the services provided by the Managers to each applicable Fund were satisfactory.

Investment Performance. The Independent Directors reviewed each Fund’s investment performance over short-term (one-year) and longer-term (three year, five year and ten year) periods, as applicable, and compared those returns to various agreed-upon performance measures, including market indices and peer groups. The Independent Directors received comparative performance information prepared by Morningstar. The Independent Directors also considered whether investment results were consistent with a Fund’s investment objective(s) and policies. For most Funds, the Independent Directors concluded that investment performance met acceptable levels of investment performance. For Funds that experienced underperformance, the Independent Directors reviewed the reasons for the underperformance and the remedial measures taken by the Manager to improve performance. The Independent Directors concluded that the Managers have in place an effective process to monitor performance and that reasonable steps had been implemented to address circumstances of underperformance where appropriate. Therefore, the Independent Directors concluded that it was in the best interests of the Funds to renew the Management Agreements and to continue to closely monitor performance with a particular emphasis on those Funds experiencing underperformance.

Fees and Expenses. The Independent Directors considered each Fund’s management fees and net expense ratios. The Independent Directors received information, based on data supplied by Morningstar, comparing each Fund’s management fee rates and total net expense ratio to advisory fees and total net expense ratios of the mutual funds in its peer group (as selected by Morningstar). The Independent Directors also received and considered information on fee waivers and/or reimbursements for each Fund compared to those of its peer group. The Independent Directors noted that a number of the Funds have received fee waivers for many years and that such fee waivers remained current through the time of the review process.

The Independent Directors also compared each Fund’s management fee rates to fees charged by the Manager for comparable mutual funds. For each Fund, the Independent Directors reviewed the fees charged by other advisors for mutual funds in the Fund’s peer group. GIS provided information on the advisory fees it charges its two institutional accounts and noted the information was not comparable with the Funds because the investment objectives and management style of the institutional accounts were very different than those of the Funds. GBG has no clients other than the Funds.

On the basis of all information provided, the Independent Directors concluded that the management fee schedules for each Fund were reasonable and appropriate in light of the nature, quality and extent of services provided by the Manager.

Profitability. The Independent Directors reviewed detailed information regarding revenues received by each Manager under each Management Agreement, including identification of the estimated direct and indirect costs of the Managers of providing those services to each Fund that are covered under the Management Agreements. The Independent Directors also received information regarding the enterprise-wide profitability of the Managers with respect to all fund services in totality.

For all Funds, based upon the profitability percentage provided, the Independent Directors concluded that the profitability to the applicable Manager from the management of each Fund was not unreasonable.

Economies of Scale. The Independent Directors considered whether there are economies of scale with respect to the management of each Fund and whether the Funds benefit from any such economies of scale through breakpoints in fees or otherwise. The Independent Directors noted that the Guardian UBS VC Small Cap Value Fund and the Guardian Cash Fund had management fee schedules that each contained one breakpoint. The Independent Directors also considered whether the effective management fee rate for each Fund under the Management Agreement is reasonable in relation to the asset size of such Fund. The Independent Directors noted GIS’s representation that it did not anticipate that the Funds would experience any significant economies in the near future, given their asset size. The Independent Directors concluded that, in light of the Funds’ current asset levels, the fee schedule for each Fund reflects an appropriate level of sharing of any economies of scale.

Other Benefits to Manager. The Independent Directors also considered the character and amount of other incidental benefits received by the Managers and their affiliates as a result of their relationship with the Funds. The Independent Directors noted the Managers’ representation that each has the ability to obtain proprietary research as a result of the Funds’ brokerage business that may be used for the benefit of the Funds and other clients of the Managers. The Independent Directors concluded that management fees for each Fund were reasonable in light of these fall-out benefits.

Specific Fund Findings

The Guardian VC Asset Allocation Fund

In determining to recommend renewal of the Fund’s Management Agreement, the Independent Directors noted the favorable relative investment performance of the Fund, with performance above the median of its peer group in all but one of the periods reviewed, and that the management fee rate was reasonable.

Overall Conclusions

Based upon all of the information considered and the conclusions reached, the Independent Directors determined that the terms of each Advisory Agreement continue to be fair and reasonable and that the continuation of each Advisory Agreement is in the best interests of each Fund.

Shareholder Voting Summary (Unaudited)

November 15, 2005

On November 15, 2005, a Special Shareholder Meeting of the Fund was held at which the eleven Directors, identified below, were elected (Proposal No. 1) and the sub-proposals in Proposal No. 2, as described in the Proxy Statement, were approved. The following is a report of the votes cast:

Proposal No. 1

Election of the Eleven Nominees for Director:

NOMINEE	FOR	WITHHELD	TOTAL
DIRECTORS
Kathleen C. Cuocolo	76,165,969.554	1,858,569.914	78,024,539.468
Frank J. Fabozzi	76,176,372.381	1,848,167.087	78,024,539.468
Arthur V. Ferrara	75,994,827.909	2,029,711.559	78,024,539.468
Leo R. Futia	75,817,210.074	2,207,329.394	78,024,539.468
William N. Goetzmann	76,164,019.071	1,860,520.397	78,024,539.468
Anne M. Goggin	76,112,215.256	1,912,324.212	78,024,539.468
William W. Hewitt	75,933,986.870	2,090,552.598	78,024,539.468
Sidney I. Lirtzman	75,898,936.066	2,125,603.402	78,024,539.468
Dennis H. Manning	76,179,952.757	1,844,586.711	78,024,539.468
Steven J. Paggioli	76,173,796.441	1,850,743.027	78,024,539.468
Robert G. Smith	75,972,333.669	2,052,205.799	78,024,539.468

Proposal No. 2

Approving an amendment to, or the elimination of, the Fund’s fundamental investment restriction, as described in the Proxy Statement, with respect to the following:

SUB-PROPOSALS		FOR	AGAINST	ABSTAIN	TOTAL
2(a)	Diversification of investments;	4,752,785.064	79,026.868	134,199.990	4,966,011.922
2(b)	Borrowing;	4,750,966.414	80,845.518	134,199.990	4,966,011.922
2(c)	Issuing senior securities;	4,752,785.064	79,026.868	134,199.990	4,966,011.922
2(d)	Concentration of investments in the same industry;	4,750,966.414	80,845.518	134,199.990	4,966,011.922
2(e)	Investments in real estate	4,756,995.572	74,816.360	134,199.990	4,966,011.922
2(h)	Making loans, and	4,752,785.064	79,026.868	134,199.990	4,966,011.922
2(m)	Pledging, mortgaging or hypothecating its assets.	4,735,847.415	95,964.517	134,199.990	4,966,011.922

Proxy Voting Policies and Procedures (Unaudited)

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities, as well as information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2005, is available free of charge upon request by logging on to www.guardianinvestor.com or the Securities and Exchange Commission’s (SEC) website at www.sec.gov.

Form N-Q (Unaudited)

The Fund files a complete schedule of portfolio holdings with the SEC for the first and third quarters of each year on the Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at www.sec.gov, and can be reviewed and copied at the SEC’s Public Reference Room in Washington D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Code of Ethics (Unaudited)

The Fund has adopted a code of ethics for its Principal Executive Officer and Principal Financial Officers (the “Code”). The purpose of the Code is to promote, among other things: honest and ethical conduct, including the handling of conflicts of interest; full, fair, accurate, timely and understandable disclosure in reports and documents filed with the SEC; and compliance with applicable laws and regulations. A copy of the Code has been filed with the SEC on Form N-CSR and can be obtained on the SEC’s website at www.sec.gov.

Copies of all of the above can be obtained free of charge by calling 1-800-221-3253 or by writing to Guardian Investor Services LLC at 7 Hanover Square, New York, New York 10004.

The Guardian VC Asset Allocation Fund currently invests in The Guardian VC 500 Index Fund; therefore, the financial statements for that Fund accompany the financial statements for The Guardian VC Asset Allocation Fund on the following pages.

Schedule of Investments

December 31, 2005

Shares		Value
Common Stocks — 97.2%
Aerospace and Defense — 2.1%
15,041	Boeing Co.	$1,056,480
3,298	General Dynamics Corp.	376,137
2,074	Goodrich Corp.	85,241
15,604	Honeywell Int’l., Inc.	581,249
2,900	L-3 Comm. Hldgs., Inc.	215,615
7,403	Lockheed Martin Corp.	471,053
7,130	Northrop Grumman Corp.	428,584
6,852	Raytheon Co.	275,108
2,736	Rockwell Collins, Inc.	127,142
18,400	United Technologies Corp.	1,028,744
		4,645,353
Air Freight and Logistics — 1.0%
5,194	FedEx Corp.	537,008
930	Ryder Systems, Inc.	38,148
21,059	United Parcel Svc., Inc. — Class B	1,582,584
		2,157,740
Airlines — 0.1%
18,199	Southwest Airlines Co.	299,010
Auto Components — 0.1%
1,100	Cooper Tire & Rubber Co.	16,852
2,222	Dana Corp.	15,954
2,622	Goodyear Tire & Rubber Co.*	45,571
3,088	Johnson Controls, Inc.	225,146
1,955	Visteon Corp.*	12,238
		315,761
Automobiles — 0.4%
36,944	Ford Motor Co.	285,208
11,434	General Motors Corp.	222,048
5,221	Harley-Davidson, Inc.	268,829
		776,085
Beverages — 2.1%
13,362	Anheuser-Busch Cos., Inc.	574,031
2,046	Brown-Forman Corp. — Class B	141,829
42,764	Coca-Cola Co.	1,723,817
8,124	Coca-Cola Enterprises, Inc.	155,737
3,500	Constellation Brands, Inc. — Class A*	91,805
1,841	Molson Coors Brewing Co. — Class B	123,328
30,171	PepsiCo., Inc.	1,782,503
4,264	The Pepsi Bottling Group, Inc.	121,993
		4,715,043
Biotechnology — 1.5%
23,617	Amgen, Inc.*	1,862,436
3,176	Applera Corp.-Applied Biosystems Group	84,354
6,154	Biogen Idec, Inc.*	278,961
3,269	Chiron Corp.*	145,340
5,005	Genzyme Corp.*	354,254
9,200	Gilead Sciences, Inc.*	484,196
3,941	MedImmune, Inc.*	138,014
		3,347,555
Building Products — 0.2%
3,957	American Standard Cos., Inc.	158,082
7,420	Masco Corp.	224,010
		382,092
Capital Markets — 3.2%
4,567	Ameriprise Financial, Inc.	187,247
13,570	Bank of New York, Inc.	432,204
2,876	Bear Stearns Cos., Inc.	332,264
22,577	Charles Schwab Corp.	331,205
6,100	E*TRADE Financial Corp.*	127,246
1,739	Federated Investors, Inc. — Class B	64,413
3,987	Franklin Resources, Inc.	374,818
8,702	Goldman Sachs Group, Inc.	1,111,332
6,726	Janus Capital Group, Inc.	125,305
5,424	Lehman Brothers Hldgs., Inc.	695,194
7,285	Mellon Financial Corp.	249,511
17,464	Merrill Lynch & Co., Inc.	1,182,837
19,283	Morgan Stanley	1,094,117
3,863	Northern Trust Corp.	200,181
6,370	State Street Corp.	353,153
2,158	T. Rowe Price Group, Inc.	155,441
		7,016,468
Chemicals — 1.5%
3,869	Air Products & Chemicals, Inc.	229,006
1,031	Ashland, Inc.	59,695
18,242	Dow Chemical Co.	799,364
18,905	E.I. Du Pont de Nemours & Co.	803,462
1,156	Eastman Chemical Co.	59,638
4,704	Ecolab, Inc.	170,614
1,924	Engelhard Corp.	58,009
1,633	Hercules, Inc.*	18,453
1,417	Int’l. Flavors & Fragrances, Inc.	47,470
4,507	Monsanto Co.	349,428
2,995	PPG Inds., Inc.	173,410
5,483	Praxair, Inc.	290,380
3,888	Rohm & Haas Co.	188,257
1,351	Sigma-Aldrich	85,505
		3,332,691
Commercial Banks — 5.5%
8,364	AmSouth Bancorporation	219,220
75,066	Bank of America Corp.	3,464,296
9,234	BB&T Corp.	386,997
3,064	Comerica, Inc.	173,913
2,100	Compass Bancshares, Inc.	101,409
10,354	Fifth Third Bancorp	390,553
1,892	First Horizon Nat’l. Corp.	72,728
7,298	Huntington Bancshares, Inc.	173,328
7,242	KeyCorp	238,479
2,000	M & T Bank Corp.	218,100
3,796	Marshall & Ilsley Corp.	163,380
11,847	National City Corp.	397,704
7,566	North Fork Bancorporation, Inc.	207,006
6,005	PNC Financial Svcs. Group	371,289
7,258	Regions Financial Corp.	247,933
6,623	SunTrust Banks, Inc.	481,890
5,299	Synovus Financial Corp.	143,126
34,097	U.S. Bancorp	1,019,159
29,247	Wachovia Corp.	1,545,996
30,455	Wells Fargo & Co.	1,913,488
1,372	Zions Bancorporation	103,668
		12,033,662
Commercial Services and Supplies — 0.7%
4,913	Allied Waste Inds., Inc.*	42,940
2,079	Avery Dennison Corp.	114,906
18,985	Cendant Corp.	327,491
3,041	Cintas Corp.	125,228
2,150	Equifax, Inc.	81,743
1,670	Monster Worldwide, Inc.*	68,170
4,365	Pitney Bowes, Inc.	184,421
4,695	R.R. Donnelley & Sons Co.	160,616
2,619	Robert Half Int’l., Inc.	99,234
11,422	Waste Management, Inc.	346,658
		1,551,407

See notes to financial statements.

Shares		Value
Communications Equipment — 2.6%
1,701	ADC Telecomm., Inc.*	$38,000
3,629	Andrew Corp.*	38,939
6,957	Avaya, Inc.*	74,231
15,078	CIENA Corp.*	44,782
120,263	Cisco Systems, Inc.*	2,058,902
2,797	Comverse Technology, Inc.*	74,372
27,263	Corning, Inc.*	535,991
27,463	JDS Uniphase Corp.*	64,813
72,571	Lucent Technologies, Inc.*	193,039
46,405	Motorola, Inc.	1,048,289
30,568	QUALCOMM, Inc.	1,316,869
2,342	Scientific Atlanta, Inc.	100,870
6,153	Tellabs, Inc.*	67,068
		5,656,165
Computers and Peripherals — 3.6%
15,733	Apple Computer, Inc.*	1,131,045
47,143	Dell, Inc.*	1,413,819
45,971	EMC Corp.*	626,125
4,846	Gateway, Inc.*	12,163
53,201	Hewlett Packard Co.	1,523,145
30,422	Int’l. Business Machines	2,500,688
2,204	Lexmark Int’l. Group, Inc. — Class A*	98,805
2,932	NCR Corp.*	99,512
6,233	Network Appliance, Inc.*	168,291
1,397	QLogic Corp.*	45,417
55,932	Sun Microsystems, Inc.*	234,355
		7,853,365
Construction and Engineering — 0.1%
2,106	Fluor Corp.	162,710

Construction Materials — 0.0%
1,518	Vulcan Materials Co.	102,845

Consumer Finance — 1.2%
22,837	American Express Co.	1,175,192
4,124	Capital One Financial Corp.	356,313
24,986	MBNA Corp.	678,370
7,586	SLM Corp.	417,913
		2,627,788
Containers and Packaging — 0.2%
1,698	Ball Corp.	67,445
2,984	Bemis Co., Inc.	83,164
2,370	Pactiv Corp.*	52,140
2,355	Sealed Air Corp.*	132,280
1,604	Temple-Inland, Inc.	71,939
		406,968
Distributors — 0.1%
2,613	Genuine Parts Co.	114,763

Diversified Consumer Services — 0.2%
2,958	Apollo Group, Inc. — Class A*	178,841
6,318	H & R Block, Inc.	155,107
		333,948
Diversified Financial Services — 3.6%
4,000	CIT Group, Inc.	207,120
95,638	Citigroup, Inc.	4,641,312
64,908	J.P. Morgan Chase & Co.	2,576,199
4,648	Moody’s Corp.	285,480
5,188	Principal Financial Group, Inc.	246,067
		7,956,178
Diversified Telecommunication Services — 2.2%
82,113	AT & T, Inc.	2,010,947
32,063	BellSouth Corp.	868,907
2,122	CenturyTel, Inc.	70,366
4,221	Citizens Comm. Co.	51,623
32,677	Qwest Comm. Int’l., Inc.*	184,625
53,236	Verizon Comm.	1,603,468
		4,789,936
Electric Utilities — 1.5%
3,880	Allegheny Energy, Inc.*	122,802
6,474	American Electric Power, Inc.	240,121
3,156	CiNergy Corp.	134,004
6,073	Edison Int’l.	264,844
3,852	Entergy Corp.	264,440
14,956	Exelon Corp.	794,762
5,251	FirstEnergy Corp.	257,246
6,212	FPL Group, Inc.	258,171
1,550	Pinnacle West Capital Corp.	64,092
5,616	PPL Corp.	165,110
4,078	Progress Energy, Inc.	179,106
13,384	Southern Co.	462,149
		3,206,847
Electrical Equipment — 0.4%
2,932	American Power Conversion Corp.	64,504
1,394	Cooper Inds. Ltd. — Class A	101,762
7,195	Emerson Electric Co.	537,466
3,531	Rockwell Automation, Inc.	208,894
		912,626
Electronic Equipment and Instruments — 0.3%
9,869	Agilent Technologies, Inc.*	328,539
2,956	Jabil Circuit, Inc.*	109,638
2,894	Molex, Inc.	75,099
9,102	Sanmina-SCI Corp.*	38,775
24,921	Solectron Corp.*	91,211
3,432	Symbol Technologies, Inc.	43,998
1,335	Tektronix, Inc.	37,660
		724,920
Energy Equipment and Services — 1.7%
7,888	B.J. Svcs. Co.	289,253
5,815	Baker Hughes, Inc.	353,436
9,595	Halliburton Co.	594,506
3,160	Nabors Inds., Inc.*	239,370
3,000	National-Oilwell Varco, Inc.*	188,100
3,207	Noble Corp.	226,222
2,114	Rowan Cos., Inc.	75,343
10,779	Schlumberger Ltd.	1,047,180
6,670	Transocean, Inc.*	464,832
5,600	Weatherford Int’l. Ltd.*	202,720
		3,680,962
Food and Staples Retailing — 2.4%
6,087	Albertson’s, Inc.	129,957
7,957	Costco Wholesale Corp.	393,633
17,192	CVS Corp.	454,213
16,796	Kroger Co.*	317,108
7,770	Safeway, Inc.	183,838
2,000	Supervalu, Inc.	64,960
10,594	Sysco Corp.	328,944
53,782	Wal-Mart Stores, Inc.	2,516,998
18,480	Walgreen Co.	817,925
		5,207,576

See notes to financial statements.

Shares		Value
Food Products — 1.1%
11,388	Archer-Daniels-Midland Co.	$280,828
7,064	Campbell Soup Co.	210,295
8,985	ConAgra Foods, Inc.	182,216
6,325	General Mills, Inc.	311,949
5,712	H.J. Heinz Co.	192,609
5,575	Hershey Co. (The)	308,019
6,792	Kellogg Co.	293,550
2,128	McCormick & Co., Inc.	65,798
12,896	Sara Lee Corp.	243,734
4,500	Tyson Foods, Inc. — Class A	76,950
4,322	W.M. Wrigley Jr. Co.	287,370
		2,453,318
Gas Utilities — 0.0%
938	NICOR, Inc.	36,873
605	Peoples Energy Corp.	21,217
		58,090
Health Care Equipment and Supplies — 2.1%
806	Bausch & Lomb, Inc.	54,727
12,386	Baxter Int’l., Inc.	466,333
4,439	Becton Dickinson & Co., Inc.	266,695
3,938	Biomet, Inc.	144,013
15,375	Boston Scientific Corp.*	376,534
1,891	C.R. Bard, Inc.	124,655
1,900	Fisher Scientific Int’l., Inc.*	117,534
6,515	Guidant Corp.	421,846
2,597	Hospira, Inc.*	111,100
22,240	Medtronic, Inc.	1,280,357
723	Millipore Corp.*	47,747
1,870	PerkinElmer, Inc.	44,057
6,290	St. Jude Medical, Inc.*	315,758
8,212	Stryker Corp.	364,859
2,490	Thermo Electron Corp.*	75,024
1,962	Waters Corp.*	74,163
4,170	Zimmer Hldgs., Inc.*	281,225
		4,566,627
Health Care Providers and Services — 3.0%
5,246	Aetna, Inc.	494,750
4,226	AmerisourceBergen Corp.	174,956
7,468	Cardinal Health, Inc.	513,425
8,800	Caremark Rx, Inc.*	455,752
2,296	Cigna Corp.	256,463
3,150	Coventry Health Care, Inc.*	179,424
3,538	Express Scripts, Inc.*	296,484
8,330	HCA, Inc.	420,665
4,134	Health Management Assoc., Inc. — Class A	90,783
3,135	Humana, Inc.*	170,325
4,244	IMS Health, Inc.	105,760
2,400	Laboratory Corp. of America Hldgs.*	129,240
1,471	Manor Care, Inc.	58,502
5,159	McKesson Corp.	266,153
6,534	Medco Health Solutions, Inc.*	364,597
2,100	Patterson Cos., Inc.*	70,140
3,696	Quest Diagnostics, Inc.	190,270
7,310	Tenet Healthcare Corp.*	55,995
23,300	UnitedHealth Group, Inc.	1,447,862
11,306	WellPoint, Inc.*	902,106
		6,643,652
Hotels, Restaurants and Leisure — 1.5%
10,827	Carnival Corp.	578,920
2,562	Darden Restaurants, Inc.	99,610
3,771	Harrah’s Entertainment, Inc.	268,835
5,624	Hilton Hotels Corp.	135,595
5,884	Int’l. Game Technology	181,109
3,616	Marriott Int’l., Inc. — Class A	242,163
21,961	McDonald’s Corp.	740,525
13,164	Starbucks Corp.*	395,052
4,298	Starwood Hotels & Resorts Worldwide, Inc.	274,470
1,730	Wendy’s Int’l., Inc.	95,600
5,173	Yum! Brands, Inc.	242,510
		3,254,389
Household Durables — 0.7%
1,205	Black & Decker Corp.	104,787
2,442	Centex Corp.	174,578
5,000	D.R. Horton, Inc.	178,650
2,245	Fortune Brands, Inc.	175,155
1,490	KB Home	108,263
2,928	Leggett & Platt, Inc.	67,227
1,900	Lennar Corp. — Class A	115,938
1,166	Maytag Corp.	21,944
5,096	Newell Rubbermaid, Inc.	121,183
4,860	Pulte Homes, Inc.	191,290
873	Snap-On, Inc.	32,790
1,281	Stanley Works	61,539
1,020	Whirlpool Corp.	85,435
		1,438,779
Household Products — 2.2%
3,445	Clorox Co.	195,986
9,118	Colgate-Palmolive Co.	500,122
8,429	Kimberly-Clark Corp.	502,790
63,162	Procter & Gamble Co.	3,655,817
		4,854,715
Independent Power Producers and Energy Traders — 0.6%
13,081	AES Corp.*	207,072
3,844	Constellation Energy Group, Inc.	221,414
16,879	Duke Energy Corp.	463,329
5,523	Dynegy, Inc. — Class A*	26,731
8,760	TXU Corp.	439,665
		1,358,211
Industrial Conglomerates — 4.2%
13,794	3M Co.	1,069,035
196,351	General Electric Co.	6,882,102
2,366	Textron, Inc.	182,135
38,378	Tyco Int’l. Ltd.	1,107,589
		9,240,861
Information Technology Services — 1.0%
2,300	Affiliated Computer Svcs., Inc. — Class A*	136,114
9,913	Automatic Data Processing, Inc.	454,908
3,266	Computer Sciences Corp.*	165,390
2,590	Convergys Corp.*	41,052
8,214	Electronic Data Systems Corp.	197,465
15,929	First Data Corp.	685,106
3,775	Fiserv, Inc.*	163,344
7,597	Paychex, Inc.	289,598
2,167	Sabre Hldgs. Corp. — Class A	52,246
4,833	Unisys Corp.*	28,176
		2,213,399
Insurance — 4.7%
6,224	ACE Ltd.	332,610
8,897	AFLAC, Inc.	412,999

See notes to financial statements.

Shares			Value
11,699	Allstate Corp.		$632,565
2,084	Ambac Financial Group, Inc.		160,593
48,603	American Int’l Group, Inc.	.	3,316,183
5,608	Aon Corp.		201,608
3,268	Chubb Corp.		319,120
4,875	Cincinnati Financial Corp.		217,815
6,000	Genworth Financial, Inc. — Class A		207,480
5,690	Hartford Financial Svcs. Group, Inc.		488,714
4,110	Jefferson-Pilot Corp.		233,982
2,755	Lincoln Nat’l. Corp.		146,098
3,221	Loews Corp.		305,512
9,751	Marsh & McLennan Cos, Inc.	.	309,692
2,700	MBIA, Inc.		162,432
13,572	MetLife, Inc.		665,028
3,556	Progressive Corp.		415,270
9,477	Prudential Financial, Inc.		693,622
2,047	SAFECO Corp.		115,655
12,298	St. Paul Travelers Cos., Inc.		549,352
1,782	Torchmark Corp.		99,079
9,310	UnumProvident Corp.		211,802
2,356	XL Capital Ltd. — Class A		158,747
			10,355,958
Internet and Catalog Retail — 0.5%
5,800	Amazon.com, Inc*		273,470
20,334	eBay, Inc.*		879,446
			1,152,916
Internet Software and Services — 0.4%
24,076	Yahoo! Inc.*		943,298

Leisure Equipment and Products — 0.1%
1,348	Brunswick Corp.		54,810
4,363	Eastman Kodak Co.		102,094
2,589	Hasbro, Inc.		52,246
6,533	Mattel, Inc.		103,352
			312,502
Machinery — 1.5%
12,694	Caterpillar, Inc.		733,332
618	Cummins, Inc.		55,453
5,066	Danaher Corp.		282,582
3,966	Deere & Co	.	270,124
7,032	Dover Corp.		284,726
2,646	Eaton Corp.		177,520
5,704	Illinois Tool Works, Inc.		501,895
5,794	Ingersoll-Rand Co. Ltd. — Class A		233,904
2,371	ITT Inds., Inc.		243,786
1,251	Navistar Int’l. Corp.*		35,804
3,049	PACCAR, Inc.		211,082
2,232	Pall Corp.		59,952
1,765	Parker-Hannifin Corp.		116,419
			3,206,579
Media — 3.2%
1,244	CCE Spinco, Inc.*		16,296
9,954	Clear Channel Comm., Inc.		313,053
39,788	Comcast Corp. — Class A*		1,032,897
1,257	Dow Jones & Co, Inc.	.	44,611
5,313	Gannett Co., Inc.		321,808
7,803	Interpublic Group Cos., Inc.*		75,299
1,544	Knight-Ridder, Inc.		97,735
6,524	McGraw-Hill Cos., Inc.		336,834
742	Meredith Corp.		38,836
3,273	New York Times Co. — Class A		86,571
44,800	News Corp. — Class A		696,640
3,111	Omnicom Group, Inc.		264,839
80,524	Time Warner, Inc.		1,404,339
6,418	Tribune Co.		194,209
5,466	Univision Comm., Inc. — Class A*		160,646
31,475	Viacom, Inc. — Class B*		1,026,085
37,816	Walt Disney Co.		906,450
			7,017,148
Metals and Mining — 0.8%
16,825	Alcoa, Inc.		497,515
1,206	Allegheny Technologies, Inc.		43,512
3,191	Freeport-McMoran Copper & Gold, Inc. — Class B		171,676
8,404	Newmont Mining Corp.		448,774
2,961	Nucor Corp.		197,558
1,548	Phelps Dodge Corp.		222,711
2,788	United States Steel Corp.		134,019
			1,715,765
Multiline Retail — 1.1%
1,734	Big Lots, Inc.*		20,825
1,262	Dillards, Inc. — Class A		31,323
6,584	Dollar General Corp.		125,557
2,592	Family Dollar Stores, Inc.		64,256
4,697	Federated Department Stores, Inc.		311,552
5,398	J.C. Penney Co., Inc.		300,129
5,713	Kohl’s Corp.*		277,652
4,040	Nordstrom, Inc.		151,096
1,811	Sears Hldgs. Corp.*		209,225
17,546	Target Corp.		964,503
			2,456,118
Multi-Utilities — 1.1%
2,715	Ameren Corp.		139,117
4,548	CenterPoint Energy, Inc.		58,442
7,452	CMS Energy Corp.*		108,129
3,764	Consolidated Edison, Inc.		174,386
6,657	Dominion Resources, Inc.		513,920
4,105	DTE Energy Co.		177,295
4,794	KeySpan Corp.		171,098
4,793	NiSource, Inc.		99,982
6,780	PG&E Corp.		251,674
5,184	Public Svc. Enterprise Group, Inc.		336,804
3,894	Sempra Energy		174,607
2,588	TECO Energy, Inc.		44,462
5,953	Xcel Energy, Inc.		109,892
			2,359,808
Office Electronics — 0.1%
20,891	Xerox Corp.*		306,053

Oil, Gas and Consumable Fuels — 7.4%
1,807	Amerada Hess Corp.		229,164
4,593	Anadarko Petroleum Corp.		435,187
5,496	Apache Corp.		376,586
6,900	Burlington Resources, Inc.		594,780
42,819	Chevron Corp.		2,430,835
26,558	ConocoPhillips		1,545,144
8,698	Devon Energy Corp.		543,973
10,590	El Paso Corp.		128,774
4,845	EOG Resources, Inc.		355,478
117,802	Exxon Mobil Corp.		6,616,938
3,023	Kerr-McGee Corp.		274,670
2,245	Kinder Morgan, Inc.		206,428
6,748	Marathon Oil Corp.		411,426
3,000	Murphy Oil Corp.		161,970

See notes to financial statements.

Shares			Value
7,729	Occidental Petroleum Corp.		$617,392
2,532	Sunoco, Inc.		198,458
11,200	Valero Energy Corp.		577,920
10,715	Williams Cos., Inc.		248,266
6,133	XTO Energy, Inc.		269,484
			16,222,873
Paper and Forest Products — 0.3%
8,205	Int’l. Paper Co.		275,770
1,564	Louisiana-Pacific Corp.		42,963
2,990	MeadWestvaco Corp.		83,810
5,010	Weyerhaeuser Co.		332,363
			734,906
Personal Products — 0.1%
1,303	Alberto-Culver Co.		59,612
7,896	Avon Products, Inc.		225,431
			285,043
Pharmaceuticals — 6.2%
28,789	Abbott Laboratories		1,135,150
2,263	Allergan, Inc.		244,314
33,837	Bristol-Myers Squibb Corp.		777,574
20,739	Eli Lilly & Co	.	1,173,620
7,079	Forest Laboratories, Inc.*		287,974
60,954	Johson & Johnsonn		3,663,335
3,645	King Pharmaceuticals, Inc.*		61,673
41,058	Merck & Co, Inc.	.	1,306,055
4,500	Mylan Laboratories, Inc.		89,820
139,503	Pfizer, Inc.		3,253,210
25,720	Schering-Plough Corp.		536,262
1,956	Watson Pharmaceuticals, Inc.*		63,590
23,669	Wyeth		1,090,431
			13,683,008
Real Estate — 0.8%
3,463	Apartment Investment & Management Co. — Class AA		131,144
3,300	Archstone-Smith Trust		138,237
8,963	Equity Office Pptys. Trust		271,848
5,321	Equity Residential		208,158
3,362	Plum Creek Timber Co., Inc.		121,200
5,292	ProLogis		247,242
1,500	Public Storage, Inc.		101,580
4,402	Simon Ppty. Group, Inc.		337,325
1,600	Vornado Realty Trust		133,552
			1,690,286
Road and Rail — 0.7%
6,461	Burlington Northern Santa Fe		457,568
4,484	CSX Corp.		227,653
6,829	Norfolk Southern Corp.		306,144
5,442	Union Pacific Corp.		438,135
			1,429,500
Semiconductors and Semiconductor Equipment — 3.1%
7,502	Advanced Micro Devices, Inc.*		229,561
6,790	Altera Corp.*		125,819
6,027	Analog Devices, Inc.		216,189
29,509	Applied Materials, Inc.		529,391
4,503	Applied Micro Circuits Corp.*		11,573
5,096	Broadcom Corp. — Class A*		240,276
8,971	Freescale Semiconductor, Inc. — Class B*		225,800
112,153	Intel Corp.		2,799,339
3,328	KLA-Tencor Corp.		164,170
5,347	Linear Technology Corp.		192,866
9,161	LSI Logic Corp.*		73,288
5,529	Maxim Integrated Products, Inc.		200,371
10,828	Micron Technology, Inc.*		144,121
6,658	National Semiconductor Corp.		172,975
2,370	Novellus Systems, Inc.*		57,164
3,287	NVIDIA Corp.*		120,173
3,328	PMC-Sierra, Inc.*		25,659
3,377	Teradyne, Inc.*		49,203
31,480	Texas Instruments, Inc.		1,009,564
5,730	Xilinx, Inc.		144,453
			6,731,955
Software — 3.6%
9,354	Adobe Systems, Inc.		345,724
4,116	Autodesk, Inc.		176,782
3,606	BMC Software, Inc.*		73,887
2,616	Citrix Systems, Inc.*		75,288
9,555	Computer Associates Int’l, Inc.	.	269,355
5,622	Compuware Corp.*		50,429
6,400	Electronic Arts, Inc.*		334,784
3,165	Intuit, Inc.*		168,695
3,257	Mercury Interactive Corp.*		90,512
186,465	Microsoft Corp.		4,876,060
7,029	Novell, Inc.*		62,066
75,811	Oracle Corp.*		925,652
3,906	Parametric Technology Corp.*		23,827
9,147	Siebel Systems, Inc.		96,775
21,273	Symantec Corp.*		372,278
			7,942,114
Specialty Retail — 2.2%
4,700	AutoNation, Inc.*		102,131
1,474	AutoZone, Inc.*		135,239
5,064	Bed, Bath & Beyond, Inc.*		183,064
8,740	Best Buy Co., Inc.		380,015
3,140	Circuit City Stores, Inc.		70,933
40,030	Home Depot, Inc.		1,620,414
9,195	Limited Brands		205,508
15,184	Lowe’s Cos, Inc.		1,012,165
6,624	Office Depot, Inc.*		207,994
2,141	OfficeMax, Inc.		54,296
2,565	RadioShack Corp.		53,942
2,251	Sherwin-Williams Co.		102,240
11,790	Staples, Inc.		267,751
14,914	The Gap, Inc.		263,083
2,179	Tiffany & Co.		83,434
8,072	TJX Cos., Inc.		187,513
			4,929,722
Textiles, Apparel and Luxury Goods — 0.4%
6,400	Coach, Inc.*		213,376
1,927	Jones Apparel Group, Inc.		59,198
1,595	Liz Claiborne, Inc.		57,133
4,408	NIKE, Inc. — Class B		382,570
893	Reebok Int’l. Ltd.		51,999
1,636	V.F. Corp.		90,536
			854,812
Thrifts and Mortgage Finance — 1.6%
10,510	Countrywide Financial Corp.		359,337
13,087	Federal Home Loan Mortgage Corp.		855,235
17,913	Federal National Mortgage Assn.		874,334
5,106	Golden West Financial Corp.		336,996
1,536	MGIC Investment Corp.		101,100
9,300	Sovereign Bancorp, Inc.		201,066
18,321	Washington Mutual, Inc.		796,963
			3,525,031

See notes to financial statements.

Shares		Value
Tobacco — 1.5%
38,695	Altria Group, Inc.	$2,891,290
2,339	Reynolds American, Inc.	222,977
2,531	UST, Inc.	103,341
		3,217,608

Trading Companies and Distributors — 0.1%
2,192	W.W. Grainger, Inc.	155,851

Wireless Telecommunication Services — 0.8%
6,702	ALLTEL Corp.	422,896
54,817	Sprint Nextel Corp.	1,280,525
		1,703,421

	Total Common Stocks (Cost $183,096,630)	213,324,780

Principal Amount		Value
U.S. Government Securities — 0.2%
U.S. Treasury Bills — 0.2%
	U.S. Treasury Bills
$ 350,000	3.808% due 3/16/2006 (1)	$347,260
100,000	3.87% due 3/2/2006 (1)	99,355

	Total U.S. Government Securities (Cost $446,615)	446,615

Repurchase Agreement — 2.5%
$5,430,000	State Street Bank and Trust Co. repurchase agreement, dated 12/30/2005, maturity value of $5,432,486 at 4.12%, due 1/3/2006 (2) (Cost $5,430,000)	$5,430,000

Total Investments — 99.9%		219,201,395

(Cost $188,973,245)
Cash, Receivables, and Other Assets		327,284

Less Liabilities — 0.1%

Net Assets — 100%		$219,528,679

*              Non-income producing security.

(1)                                  The U.S. Treasury Bill is segregated as collateral to cover margin requirements on open futures contracts.

(2)                                  The repurchase agreement is fully collateralized by $5,515,000 in U.S. Government Agency, 5.50%, due 11/16/2015, with a value of $5,542,575.

Contracts	Description	Expiration	Unrealized Depreciation
Purchased Futures Contracts
17	S & P 500 Index	3/2006	$ (47,898)

See notes to financial statements.

Statement of Assets and Liabilities

December 31, 2005

ASSETS
Investments, at market (cost $188,973,245)	$219,201,395
Cash	55,744
Dividends receivable	282,774
Receivable for fund shares sold	157,097
Interest receivable	1,243
Other assets	4,807

Total Assets	219,703,060

LIABILITIES
Accrued expenses	56,394
Payable for fund shares redeemed	48,447
Payable for variation margin	22,525
Due to GIS	47,015

Total Liabilities	174,381

Net Assets	$219,528,679

COMPONENTS OF NET ASSETS
Capital stock, at par	$24,065
Additional paid-in capital	321,528,134
Undistributed net investment income	98,844
Accumulated net realized loss on investments and futures contracts	(132,302,616)
Net unrealized appreciation of investments and futures contracts	30,180,252

Net Assets	$219,528,679

Shares Outstanding — $0.001 Par Value	24,065,361

Net Asset Value Per Share	$9.12

Statement of Operations

Year Ended
December 31, 2005

INVESTMENT INCOME
Dividends	$3,736,054
Interest	150,570

Total Income	3,886,624

Expenses:
Investment advisory fees — Note B	513,390
Custodian fees	116,389
Printing expense	43,614
Audit fees	23,675
Directors’ fees — Note B	20,965
Registration fees	20,298
Other	26,092

Total Expenses before reimbursement	764,423
Less: Expenses assumed by investment adviser — Note B	(189,427)

Net Expenses	574,996

Net Investment Income	3,311,628

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS — NOTE C
Net realized loss on investments — Note A	(41,968)
Net realized gain on futures	188,454
Net change in unrealized appreciation of investments — Note C	6,251,445
Net change in unrealized appreciation of futures contracts	(133,919)

Net Realized and Unrealized Gain on Investments	6,264,012

NET INCREASE IN NET ASSETS FROM OPERATIONS	$9,575,640

See notes to financial statements.

Statements of Changes in Net Assets

	Year Ended December 31,
	2005	2004
INCREASE/(DECREASE) IN NET ASSETS
From Operations:
Net investment income	$3,311,628	$3,209,237
Net realized gain on investments and futures contracts	146,486	645,522
Net change in unrealized appreciation of investments and futures contracts	6,117,526	15,113,384

Net Increase in Net Assets Resulting from Operations	9,575,640	18,968,143

Dividends to Shareholders from:
Net investment income	(3,289,364)	(3,093,475)

From Capital Share Transactions:
Net increase in net assets from capital share transactions — Note E	10,424,376	16,118,416

Net Increase in Net Assets	16,710,652	31,993,084

NET ASSETS:

Beginning of year	202,818,027	170,824,943

End of year*	$219,528,679	$202,818,027

* Includes undistributed net investment income of:	$98,844	$98,026

See notes to financial statements.

Financial Highlights

Selected data for a share of beneficial interest outstanding throughout the periods indicated:

	Year Ended December 31,
	2005	2004	2003	2002	2001
Net asset value, beginning of year	$8.86	$8.14	$6.44	$8.47	$9.72

Income from investment operations:
Net investment income	0.14	0.14	0.11	0.14	0.09
Net realized and unrealized gain/(loss) on investments	0.26	0.72	1.70	(2.03)	(1.25)

Net increase/(decrease) from investment operations	0.40	0.86	1.81	(1.89)	(1.16)

Dividends and distributions to shareholders from:
Net investment income	(0.14)	(0.14)	(0.11)	(0.14)	(0.09)
Net realized gain on investments	—	—	—	—	(0.00	)(a)

Total dividends and distributions	(0.14)	(0.14)	(0.11)	(0.14)	(0.09)

Net asset value, end of year	$9.12	$8.86	$8.14	$6.44	$8.47

Total return*	4.54%	10.59%	28.25%	(22.42)%	(11.92)%

Ratios/supplemental data:
Net assets, end of year (000’s omitted)	$219,529	$202,818	$170,825	$127,984	$366,544
Ratio of expenses to average net assets	0.28%	0.28%	0.28%	0.28%	0.28
Ratio of expenses, excluding waivers, to average net assets	0.37%	0.36%	0.40%	0.34%	0.33%
Ratio of net investment income to average net assets	1.61%	1.75%	1.51%	1.29%	1.14%
Portfolio turnover rate	2%	1%	12%	17%	1%

*                    Total returns do not reflect the effects of charges deducted pursuant to the terms of GIAC’s variable contracts.

                           Inclusion of such charges would reduce the total returns for all periods shown.

(a)             Rounds to less than $0.01.

See notes to financial statements.

Notes to Financial Statements

December 31, 2005

Note A.       Organization and Accounting Policies

The Guardian VC 500 Index Fund (the Fund or GVC500F) is a series of The Guardian Variable Contract Funds, Inc. (GVCF). GVCF is incorporated in the state of Maryland and is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act). The financial statements for the other remaining series of GVCF are presented in separate reports.

Shares of GVC500F are only sold to certain separate accounts of The Guardian Insurance & Annuity Company, Inc. (GIAC). GIAC is a wholly-owned subsidiary of The Guardian Life Insurance Company of America.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income, gains (losses) and expenses during the reporting period. Actual results could differ from those estimates.

Significant accounting policies of the Fund are as follows:

Investments

Securities listed on national securities exchanges are valued at the last sale price on such exchanges, or if no sale occurred, at the mean of the closing bid and asked prices. Securities that are traded on the NASDAQ National Securities Market are valued at the NASDAQ Official Closing Price.

Pursuant to valuation procedures approved by the Board of Directors, certain debt securities may be valued each business day by an independent pricing service (Service). Debt securities for which quoted bid prices are readily available and representative of the bid side of the market, in the judgment of the Service, are valued at the bid price. Other debt securities that are valued by the Service are carried at fair value as determined by the Service, based on methods which include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions.

Other securities, including securities for which market quotations are not readily available (such as restricted securities, illiquid securities and foreign securities subject to a “significant event”) are valued at fair value as determined in good faith by or under the direction of GVCF’s Board of Directors. A “significant event” is an event that will affect the value of a portfolio security that occurs after the close of trading in the security’s primary trading market or exchange but before the Fund’s NAV is calculated.

Investing outside of the U.S. may involve certain considerations and risks not typically associated with domestic investments, including the possibility of political and economic unrest and different levels of governmental supervision and regulation of foreign securities markets.

Futures contracts are valued at the settlement prices established by the boards of trade or exchanges on which they are traded.

Repurchase agreements are carried at cost which approximates market value (see Note D). Short-term debt securities with maturities of 60 days or less are valued on an amortized cost basis which approximates market value.

Investment transactions are recorded on the date of purchase or sale. Security gains or losses are determined on an identified cost basis. Interest income, including amortization/accretion of premium/discount, is accrued daily. Dividend income is recorded on the ex-dividend date.

Foreign Currency Translation

GVC500F is permitted to buy international securities that are not U.S. dollar denominated. GVC500F’s books and records are maintained in U.S. dollars as follows:

(1)  The foreign currency market value of investment securities and other assets and liabilities stated in foreign currencies are translated into U.S. dollars at the current rate of exchange.

(2)  Security purchases and sales, income and expenses are translated at the rate of exchange prevailing on the respective dates of such transactions.

The resulting gains and losses are included in the Statement of Operations as follows:

Gains and losses attributable to foreign currency exchange rates on sales of securities are recorded for financial statement purposes as net realized gains and losses on investments. Realized foreign exchange gains and losses, which result from changes in foreign exchange rates between the date on which GVC500F earns dividends and interest or pays foreign withholding taxes or other expenses and the date on which U.S. dollar equivalent amounts are actually received or paid, are included in net realized gains or losses on foreign currency related transactions. Realized foreign exchange gains and losses which result from changes in foreign exchange rates between the trade and settlement dates on security and currency transactions are also included in net realized gains and losses on foreign currency related transactions. Net currency gains and losses from valuing other assets and liabilities denominated in foreign currency at the period end exchange rate are reflected in net change in unrealized appreciation or depreciation from translation of other assets and liabilities denominated in foreign currencies.

Forward Foreign Currency Contracts

GVC500F may enter into forward foreign currency contracts in connection with planned purchases or sales of securities, or to hedge against changes in currency exchange rates affecting the values of its investments that are denominated in a particular currency. A forward foreign currency contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward exchange rate. Risks may arise from the potential inability of a counterparty to meet the terms of a contract and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. Fluctuations in the value of forward foreign currency contracts are recorded for book purposes as unrealized gains or losses from translation of other assets and liabilities denominated in foreign currencies by GVC500F. When forward contracts are closed, GVC500F will record realized gains or losses equal to the difference between the values of such forward contracts at the time each was opened and the values at the time each was closed. Such amounts are recorded in net realized gains or losses on foreign currency related transactions. GVC500F will not enter into a forward foreign currency contract if such contract would obligate it to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency.

Futures Contracts

GVC500F may enter into financial futures contracts for the delayed delivery of securities, currency or contracts based on financial indices at a fixed price on a future date. In entering into such contracts, GVC500F is required to deposit either in cash or securities an amount equal to a certain percentage of the contract amount. Subsequent payments are made or received by GVC500F each day, depending on the daily fluctuations in the value of the underlying security, and are recorded for financial statement purposes as variation margins by GVC500F. The daily changes in the variation margin are recognized as unrealized gains or losses by GVC500F. GVC500F’s investments in financial futures contracts are designed to hedge against anticipated future changes in interest or exchange rates or securities prices. In addition, GVC500F may enter into financial futures contracts for non-hedging purposes. Should interest or exchange rates, securities prices or prices of futures contracts move unexpectedly, GVC500F may not achieve the anticipated benefits of the financial futures contracts and may realize a loss.

Dividend Distributions

Dividends from net investment income are declared and paid semi-annually for GVC500F. Net realized short-term and long-term capital gains for GVC500F will be distributed at least annually. All such dividends and distributions are credited in the form of additional shares of GVC500F at the net asset value on the ex-dividend date.

All dividends and distributions are recorded on the ex-dividend date. Such distributions are determined in conformity with federal income tax regulations. Differences between the recognition of income on an income tax basis and recognition of income based on GAAP may cause temporary overdistributions of net realized gains and net investment income on a GAAP basis.

The tax character of dividends paid to shareholders during the years ended December 31, 2005 and 2004 were as follows:

Ordinary Income
2005	$3,289,364
2004	3,093,475

As of December 31, 2005, the components of accumulated losses on a tax basis were as follows:

Undistributed Ordinary Income	Capital Loss Carryforward	Unrealized Appreciation
$98,844	$(127,360,502)	$25,238,138

Taxes

GVC500F has qualified and intends to remain qualified to be taxed as a “regulated investment company” under the provisions of the U.S. Internal Revenue Code (Code), and as such will not be subject to federal income tax on taxable income (including any realized capital gains) which is distributed in accordance with the provisions of the Code. Therefore, no federal income tax provision is required.

As of December 31, 2005, for federal income tax purposes, the Fund had capital losses carryforward as follows:

	Capital Loss Carryforward	Expiration Date
	$(598,814)	2009
	(114,272,919)	2010
	(11,938,809)	2011
	(549,960)	2013
Total	$(127,360,502)

Reclassification of Capital Accounts

The treatment for financial statement purposes of distributions made during the year from net investment income and net realized gains may differ from their ultimate treatment for federal income tax purposes. These differences primarily are caused by differences in the timing of the recognition of certain components of income or capital gains, and the recharacterization of foreign exchange gains or losses to either ordinary income or realized capital gains for federal income tax purposes. Where such differences are permanent in nature, they are reclassified in the components of net assets based on their ultimate characterization for federal income tax purposes. Any such reclassifications would have no effect on net assets, results of operations, or net asset value per share of the Fund.

During the year ended December 31, 2005, the Fund reclassified amounts to paid-in capital from undistributed net investment income and accumulated net realized loss on investments and futures contracts. Increases/(decreases) to the various capital accounts were as follows:

Paid-In capital	Undistributed Net Investment Income	Accumulated Net Realized Loss on Investments and Futures Contracts
$ —	$(21,446)	$21,446

Note B.       Investment Advisory Agreements and Payments to or from Related Parties

The Fund has an investment advisory agreement with Guardian Investor Services LLC (GIS), a wholly-owned subsidiary of GIAC. Fees for investment advisory are at an annual rate of 0.25% of the average daily net assets of the Fund. GIS voluntarily assumes a portion of the ordinary operating expenses (excluding interest expense associated with securities lending) that exceeds 0.28% of the average daily net assets of GVC500F. GIS subsidized 0.09% of the ordinary operating expenses of GVC500F or $189,427 for the year ended December 31, 2005.

The Guardian Fund Complex pays directors who are not “interested persons” (as defined in the 1940 Act) fees consisting of a $5,000 per meeting fee and an annual retainer of $30,500, allocated among all funds in the Guardian Fund Complex based on their relative average daily net assets. Board committee members also receive a fee of $2,000 per committee meeting, which also is allocated among all funds in the Guardian Fund Complex based on their relative average daily net assets. Additional compensation is paid to the Chairmen of the Nominating and Governance Committee and the Audit Committee, respectively. GIS pays compensation to certain directors who are interested persons. Certain officers and directors of the Fund are affiliated with GIS.

Note C.       Investment Transactions

Purchases and proceeds from sales of securities (excluding short-term securities) amounted to $15,542,414 and $4,119,960, respectively, during the year ended December 31, 2005.

The gross unrealized appreciation and depreciation of investments, on a tax basis, excluding foreign currency and futures at December 31, 2005 aggregated $50,161,386 and $24,923,248, respectively, resulting in net unrealized appreciation of $25,238,138. The cost of investments owned at December 31, 2005 for federal income tax purposes was $193,963,257.

Note D.       Repurchase Agreements

The collateral for repurchase agreements is either cash or fully negotiable U.S. government securities. Repurchase agreements are fully collateralized (including the interest earned thereon) and such collateral is marked-to-market daily while the agreements remain in force. If the value of the collateral falls below the value of the repurchase price plus accrued interest, GVC500F will require the seller to deposit additional collateral by the next business day. If the request for additional collateral is not met, or the seller defaults, GVC500F maintains the right to sell the collateral and may claim any resulting loss against the seller.

Note E.       Transactions in Capital Stock

There are 200,000,000 shares of $0.001 par value capital stock authorized for GVC500F. Transactions in capital stock were as follows:

	Year Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	Shares		Amount
Shares sold	2,675,528	3,689,980	$23,714,164	$30,818,819
Shares issued in reinvestment of dividends	364,352	302,239	3,289,364	2,624,877
Shares repurchased	(1,878,337)	(2,077,724)	(16,579,152)	(17,325,280)

Net increase	1,161,543	1,914,495	$10,424,376	$16,118,416

Note F.       Line of Credit

A $100,000,000 line of credit available to GVC500F and other related Guardian Funds has been established with State Street Bank and Trust Company and Bank of Montreal. The rate of interest charged on any borrowing is based upon the prevailing Federal Funds rate at the time of the loan plus 0.50% calculated on a 360 day basis per annum. For the year ended December 31, 2005, none of the funds borrowed against this line of credit.

The funds are obligated to pay State Street Bank and Trust Company and Bank of Montreal a commitment fee computed at a rate of 0.08% per annum on the average daily unused portion of the revolving credit.

Note G.       Management Information (Unaudited)

The directors and officers of GVC500F are named below. Information about their principal occupations during the past five years and certain other affiliations is also provided. The business address of each director and officer is 7 Hanover Square, New York, New York 10004, unless otherwise noted. The “Guardian Fund Complex” referred to in this biographical information is composed of (1) The Park Avenue Portfolio (a series fund that issues its shares in thirteen series), (2) The Guardian Variable Contract Funds, Inc. (a series fund that issues its shares in seven series), (3) The Guardian Bond Fund, Inc., (4) The Guardian Cash Fund, Inc. and (5) GIAC Funds, Inc. (a series fund that issues its shares in three series).

Name, Address and Year of Birth	Position With Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships

Interested Directors*

Arthur V. Ferrara (1930)	Director	Since 1987	Retired. Director and former Chairman of the Board and Chief Executive Officer, The Guardian Life Insurance Company of America. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director of various mutual funds sponsored by Gabelli Asset Management.

Leo R. Futia (1919)	Director	Since 1982	Retired. Director and former Chairman of the Board and Chief Executive Officer, The Guardian Life Insurance Company of America. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	None.

*

“Interested” Director means one who is an “interested person” under the Investment Company Act of 1940 by virtue of a current or past position with Guardian Life, the indirect parent company of GIS, the investment adviser of certain Funds in the Guardian Fund Complex.

†	There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships

Dennis J. Manning 81 Graenest Ridge Road Wilton, Connecticut 06897 (1947)	Director	Since 2003	President and Chief Executive Officer, The Guardian Life Insurance Company of America since 1/03; President and Chief Operating Officer, 1/02 to 12/02; Executive Vice President and Chief Operating Officer, 1/01 to 12/01; Executive Vice President, Individual Markets and Group Pensions, 1/99 to 12/00. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25

Director of The Guardian Life Insurance Company of America and The Guardian Insurance & Annuity Company, Inc. Manager, Guardian Investor Services LLC and Park Avenue Securities LLC. Director of various Guardian Life subsidiaries.

Disinterested Directors

Kathleen C. Cuocolo (1952)	Director	Since 11/16/05	Principal, Cuocolo Associates (corporate governance and operations consulting firm), 2003 to present; Executive Vice President, State Street Corporation, prior thereto. Employed by State Street Corporation in various capacities since 1982. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25

Chairman, Board of Directors, Select Sector S&P Depository Receipts Series Trust (9 exchange traded funds), 1999 to present; Director, World Markets PLC (global performance and analytics company), 2002 to present; Director, The China Fund, Inc., 2001 to 2003; Board of Advisors, Venturi Aeration, Inc. (water remediation services), 2001 to present; Board of Advisors, Inter- Unity Group (systems optimization consulting firm), 2003 to present.

Frank J. Fabozzi, Ph.D. (1948)	Director	Since 1992	Adjunct Professor of Finance, School of Management — Yale University, 2/94 to present; Editor, Journal of Portfolio Management. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director (Trustee) of various closed-end investment companies sponsored by BlackRock Financial Management. Director of BlackRock Funds (47 funds).

†	There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships

William N. Goetzmann, Ph.D. (1956)	Director	Since 11/16/05	Edwin J. Beinecke Professor of Finance and Management Studies, Yale School of Management, 7/94 to present; Director, International Center for Finance, Yale School of Management, 7/99 to present; Visiting professor, Harvard Business School, 7/05 to present. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Member of the Board of Directors of the Commonfund.

Anne M. Goggin, Esq. (1948)	Director	Since 2004	Attorney at law in private practice since 8/04; Partner, Edwards and Angell, LLP, 4/04 to 8/04; Chief Counsel, Metropolitan Life Insurance Company, 6/00 to 12/03; Senior Vice President and General Counsel, New England Life Insurance Company, 6/00 to 12/03; Chairman, President and Chief Executive Officer, MetLife Advisors LLC, 6/99 to 12/03; Chairman of the Board, Metropolitan Series Fund, 1/02 to 12/03; Chairman of the Board, New England Zenith Fund, 6/99 to 12/03. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	None.

William W. Hewitt, Jr. (1928)	Director	Since 1989	Retired. Former Executive Vice President, Shearson Lehman Brothers, Inc. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	None.

Sidney I. Lirtzman, Ph.D. 200 East 57th Street #10H New York, New York 10022 (1930)	Director	Since 1987	Emanuel Saxe Emeritus Professor of Management, Zicklin School of Business, Baruch College, City University of New York since 11/04; Emanuel Saxe Professor of Management 9/96 to 10/04; Dean from 10/95 to 9/02; Interim President 9/99 to 9/00. President, Fairfield Consulting Associates, Inc. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25	Director, since 6/01 Youthstream, Inc. Member, Advisory Board of Directors, New York City Independent Budget Office 5/98 to 5/01.

†	There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex Overseen by Director	Other Directorships

Steven J. Paggioli (1950)	Director	Since 11/16/05	Independent consultant on investment company matters since 7/01; Executive Vice President, Director and Principal of The Wadsworth Group (administration, consulting and executive search firm) prior thereto. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25

Trustee and Audit Committee Member, Managers Funds and Managers AMG Funds (36 portfolios), 6/90 to present; Trustee, Professionally Managed Portfolios (20 portfolios), 5/91 to present; Advisory Board Member, Sustainable Growth Advisers, L.P., 10/02 to present.

Robert G. Smith, Ph.D. 132 East 72nd Street, Apt. #1 New York, New York 10021 (1932)	Director	Since 1982	Chairman and Chief Executive Officer, Smith Affiliated Capital Corp. since 4/82. Director (Trustee) of all of the mutual funds within the Guardian Fund Complex.	25

Governor appointments as Director of New York Health Care Reform Act Charitable Organization and Nassau County Interim Finance Authority. Senior private member of the New York State Financial Control Board for New York City. Senior Director for the New York State Comptroller’s Investment Advisory Committee for State Pension Funds (Commonfund).

†	There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex for which Officer Serves

Officers

Joseph A. Caruso (1952)	Senior Vice President and Secretary	Since 1992

Director, The Guardian Life Insurance Company of America since 1/05; Senior Vice President and Corporate Secretary, The Guardian Life Insurance Company of America since 1/01; Vice President and Corporate Secretary prior thereto. Director, Senior Vice President and Secretary, The Guardian Insurance & Annuity Company, Inc. Manager, Senior Vice President and Corporate Secretary, Guardian Investor Services LLC. Director, Senior Vice President and Secretary, Park Avenue Life Insurance Company; Manager, Park Avenue Securities LLC; Senior Vice President and Secretary of Guardian Baillie Gifford Limited, and all of the mutual funds within the Guardian Fund Complex. Director and Officer of various Guardian Life subsidiaries.

				25

Richard A. Cumiskey (1960)	Chief Compliance Officer	Since 2002	Second Vice President, Equity Administration and Oversight, The Guardian Life Insurance Company of America since 1/01; Assistant Vice President, Equity Administration and Oversight prior thereto. Senior Vice President and Chief Compliance Officer of The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC since 4/04; Second Vice President and Compliance Officer prior thereto. Chief Compliance Officer of all of the mutual funds within the Guardian Fund Complex.	25

Manind V. Govil (1969)	Managing Director	Since 2005	Managing Director and Head of Equity Investments at The Guardian Life Insurance Company of America since 8/05; Lead Portfolio Manager - Large Cap Blend/Core Equity, Co-Head of Equities and Head of Equity Research at Mercantile Capital Advisers since 2001; Lead Portfolio Manager - Core Equity at Mercantile Capital Advisers prior thereto. Officer of various mutual funds within the Guardian Fund Complex.	23

Jonathan C. Jankus (1947)	Managing Director	Since 1999	Managing Director, The Guardian Life Insurance Company of America. Officer of various mutual funds within the Guardian Fund Complex.	20

†	There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex for which Officer Serves

Stewart M. Johnson (1952)	Senior Director	Since 2002	Senior Director, The Guardian Life Insurance Company of America since 1/02. Second Vice President from 12/00 to 1/02; Assistant Vice President prior thereto. Officer of various mutual funds within the Guardian Fund Complex.	20

Nydia Morrison (1958)	Controller	Since 2003	Director, Mutual Fund Reporting, The Guardian Life Insurance Company of America since 5/04; Manager prior thereto. Officer of all of the mutual funds within the Guardian Fund Complex.	25

Frank L. Pepe (1942)	Vice President and Treasurer	Since 1995	Vice President and Equity Controller, The Guardian Life Insurance Company of America. Senior Vice President and Controller, The Guardian Insurance & Annuity Company, Inc. since 4/04; Vice President and Controller prior thereto. Senior Vice President and Controller, Guardian Investor Services LLC. Vice President and Treasurer of all of the mutual funds within the Guardian Fund Complex.	25

Richard T. Potter, Jr. (1954)	Vice President and Counsel	Since 1992	Vice President and Equity Counsel, The Guardian Life Insurance Company of America. Senior Vice President and Counsel, The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC since 4/04; Vice President and Counsel prior thereto. Vice President and Counsel of Park Avenue Securities LLC and all of the mutual funds within the Guardian Fund Complex.	25

Robert A. Reale (1960)	Managing Director	Since 2001	Managing Director, The Guardian Life Insurance Company of America, The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC since 3/01; Second Vice President 10/99 to 2/01. Assistant Vice President, Metropolitan Life prior thereto. Officer of all of the mutual funds within the Guardian Fund Complex.	25

Thomas G. Sorell (1955)	President	Since 2003	Executive Vice President and Chief Investment Officer, The Guardian Life Insurance Company of America since 1/03; Senior Managing Director, Fixed Income Securities since 3/00; Vice President, Fixed Income Securities prior thereto. Managing Director, Investments: Park Avenue Life Insurance Company. President of all of the mutual funds within the Guardian Fund Complex.	25

†	There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Name, Address and Year of Birth	Position with Fund	Term of Office and Length of Time Served†	Principal Occupations During Past 5 Years	Number of Funds in the Guardian Fund Complex for which Officer Serves

Donald P. Sullivan, Jr. (1954)	Vice President	Since 1995	Vice President, Equity Administration, The Guardian Life Insurance Company of America. Vice President, The Guardian Insurance & Annuity Company, Inc. and Guardian Investor Services LLC. Officer of all of the mutual funds within the Guardian Fund Complex.	25

The Statement of Additional Information includes additional information about fund directors and is available upon request, without charge, by calling 1-800-221-3253 or by writing to Guardian Investor Services LLC at 7 Hanover Square, New York, New York 10004.

†	There is no set term of office for Directors and Officers. The table reflects the year from which each person has served as Director and/or Officer.

Report of Ernst & Young LLP
Independent Registered Public Accounting Firm

Board of Directors of The Guardian Variable Contract Funds, Inc. and Shareholders of The Guardian VC 500 Index Fund (the Fund)

We have audited the accompanying statement of assets and liabilities of The Guardian VC 500 Index Fund (one of the series constituting The Guardian Variable Contract Funds, Inc.), including the schedule of investments, as of December 31, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2005, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Guardian VC 500 Index Fund, a series of The Guardian Variable Contract Funds, Inc., at December 31, 2005, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

Boston, Massachusetts
February 8, 2006